Exhibit (a)(1)(xii)
Notice of Withdrawal for Metropolitan Life and New England Life Insurance Company
Employee Benefit Plan Participants
METLIFE, INC.
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.
THE WITHDRAWAL RIGHTS FOR EMPLOYEE BENEFIT PLAN PARTICIPANTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON SEPTEMBER 8, 2008 (THE “ELECTION DATE”). THE EXCHANGE OFFER WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, AT THE END OF SEPTEMBER 11, 2008 UNLESS THE EXCHANGE OFFER IS
EXTENDED OR TERMINATED. THE ELECTION DATE IS THREE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE
EXCHANGE OFFER. METLIFE SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT
ANY TIME PRIOR TO THE ELECTION DATE.
     The undersigned acknowledges receipt of the Offer to Exchange, dated August 11, 2008, as it may be amended or supplemented from time to time (the “Exchange Offer Prospectus”), describing the offer (the “Exchange Offer”) of MetLife, Inc. (“MetLife”), a Delaware corporation, for the offer to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (the “RGA Class B Stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share (“MetLife Shares”), that are validly tendered and not properly withdrawn in the Exchange Offer. All withdrawals of MetLife Shares previously tendered in the Exchange Offer must comply with the procedures described in the Exchange Offer Prospectus under ''The Exchange Offer—Withdrawal Rights.”
     The undersigned has identified below the MetLife Shares that the Plan Participant is withdrawing from the Exchange Offer. Please check one box only. If you are withdrawing a specific number of MetLife Shares, you must provide the number of MetLife Shares to be withdrawn.

Œ	I elect to withdraw ALL MetLife Shares previously tendered	☐

	I elect to withdraw a specific number of MetLife Shares previously tendered	☐
►	Whole number of MetLife Shares to withdraw:
     You may transmit this Notice of Withdrawal to the exchange agent of the Exchange Offer, BNY Mellon Shareowner Services, by facsimile transmission at (201) 680-4630 and confirm the receipt of such facsimile transmission by calling (201) 680-4860. Alternatively, you may mail this Notice of Withdrawal to the exchange agent at the following address: BNY Mellon Shareowner Services, P.O. Box 3354, South Hackensack, New Jersey, 07606-3354. This Notice of Withdrawal for Employee Benefit Plan Participants must be received by BNY Mellon Shareowner Services no later than 5:00 p.m. New York City time, on September 8, 2008 unless the Exchange Offer is extended or terminated.

This Notice of Withdrawal must be signed below by the Plan Participant or other person authorized to sign on behalf of the Plan Participant by documents transmitted herewith.
Name of Participant:
Plan Name: (check one box only)

☐	Savings and Investment Plan for Employees of Metropolitan Life (SIP)

☐	NELICO Agents’ Deferred Compensation Plan (ADC)

☐	NELICO Agents’ Retirement Plan (ARP)

☐	NELICO 401(k) Savings Plan (NESP)
Signature:
Address (including Zip Code):
Area Code and Telephone Number:
Last four digits of the Participant’s Social Security No.:
Dated:                                                                                , 2008
     MetLife will determine all questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal in its sole discretion. None of MetLife, the co-dealer managers, the exchange agent, the information agent, RGA or any other person is under any duty to give notice of any defects or irregularities in any Notice of Withdrawal and none of them will incur any liability for failure to give any such notice.